MDP Trust

Record of Securities Purchased Under Rule 10f-3 Procedures

Fund Name:Pemberwick Fund

Quarter Ended: September 30, 2017

(See the Trust Rule 10f-3 Procedures for definitions of the capitalized terms used herein.)

1. Name of Fund:
Pemberwick Fund
Pemberwick Fund
Pemberwick Fund

2. Name of Issuer:
Toyota Motor Credit Corporation (TOYOTA 2.15% September 8, 2022)
Visa Inc (V 2.15% September 15, 2022)
American Honda Finance Corp (HNDA 1.95% July 20, 2020)

3. Underwriter from whom purchased:
Citigroup Global Markets Inc.
BofA Merrill Lynch
Barclays Capital Inc.

4.a
Affiliated Underwriter managing or participating in underwriting syndicate:
JPMorgan Securities
JPMorgan Securities
JPMorgan Securities
4.b
Identity of the other members of the syndicate:
Citigroup, JPMorgan, RBC Capital Markets, Santander, SMBC Nikko, ANZ Securities, Commerzbank, Loop Capital Markets, Ramirez & Co., Inc., TD Securities, US Bancorp
Barclays, BofA Merrill Lynch, HSBC, JPMorgan, US Bancorp, Citigroup, Deutsche Bank, Goldman Sachs, MUFG, RBC Capital Markets, Standard Chartered Bank, TD Securities, Wells Fargo, Loop Capital, Guzman & Company, Mishcler Financial, Ramirez & Co., Siebert Cisneros Shank & Co.,, The Williams Capital Group, L.P.
Barclays, Citigroup, JPMorgan, Societe Generale, Wells Fargo, BNP Paribas, BofA Merrill Lynch, BNY Mellon Capital Markets, LLC, Lloyds Securities, RBC Cpaitla Markets, TD Securities, US Bancorp

5. Aggregate principal amount of purchase by the Fund, other investment companies (including other series of the Trust) advised by the Adviser/Sub-adviser and other accounts over which the Adviser/Sub-adviser has investment discretion:
 $                                   41,645,288.00
 $                           34,919,225.00
                                 5,424,516.00

6. Aggregate principal amount of offering:
                                    900,000,000.00
                         1,000,000,000.00
                            700,000,000.00

7. Purchase price (net of fees and expenses):
99.797
99.698
99.899

8. Percentage of offering acquired by Fund:
0.003%
0.005%
0.014%

9. Offering price at close of first day on which any sales were made:
99.797
                                            99.698
                                            99.899

10. Date of Purchase:

9/5/2017
9/6/2017
7/17/2017

11. Date offering commenced:
9/5/2017
9/6/2017
7/17/2017

12. Commission, spread or profit: (please provide % and/or $ per share)
0.35%
0.25%
0.23%

13. Have the following conditions been satisfied?  Please respond Yes or No to each question in Item 12

13.a. The securities are:

part of an issue registered under the Securities Act of 1933 which is being offered to the public; (Yes or No)
Yes
Yes
Yes

part of an issue of government securities, as defined in section 2(a)(16) of the 1940 Act; (Yes or No)
No
No
No

Eligible Municipal Securities; (Yes or No)
No
No
No

sold in an Eligible Foreign Offering; (Yes or No)
No
No
No

or, sold in an Eligible Rule 144A Offering? (Yes or No)
No
No
No

13.b(1)
If the securities are municipal securities, the municipal securities are sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time? (Yes or No)
N/A
N/A
N/A
13.b(2)
Are the municipal securities (a) subject to no greater than moderate credit risk; or (b) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, are the securities subject to a minimal or low amount of credit risk? (Yes or No)
N/A
N/A
N/A
13.b(3)
As part of your assessment in determining whether the securities are eligible municipal securities, did you consider reports, analyses, opinions and other assessments issued by third-parties, including nationally recognized statistical rating organizations? (Yes or No)
N/A
N/A
N/A
Please describe the materials used in your assessment:

13.c(1)
The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); (Yes or No) OR
Yes
Yes
Yes
13.c(2)
If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates? (Yes or No)
Yes
Yes
Yes

13.d
The underwriting was a firm commitment underwriting? (Yes or No)
Yes
Yes
Yes

13.e
The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period? (Yes or No)
Yes
Yes
Yes

13.f
The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less than three years? (Yes or No)
Yes
Yes
Yes

13.g(1)
Is the Adviser/Sub-adviser of the Fund a principal underwriter of the security or an affiliated person of a principal underwriter of the security?  (Yes or No) If the answer is no, please proceed to section h.
Yes
Yes
Yes

13.g(1) (a)
The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by the Fund, all investment companies (including other series of the Trust) advised by the Adviser/Sub-adviser and other accounts with respect to which the Adviser/Sub-adviser has investment discretion did not exceed 25% of the principal amount of the offering; (Yes or No) OR
Yes
Yes
Yes

13.g(1) (b)
If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased the Fund, all investment companies (including other series of the Trust) advised by the Adviser/Sub-adviser and other accounts with respect to which the Adviser/Sub-adviser has investment discretion did not exceed 25% of the total of:
N/A
N/A
N/A

(i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii)The principal amount of the offering of such class in any concurrent public offering? (Yes or No)

13.h(1)
No Affiliated Underwriter of the purchasing Fund was a direct or indirect participant in or beneficiary of the sale; (Yes or No) OR
Yes
Yes
Yes
13.h(2)
With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an Affiliated Underwriter? (Yes or No)
N/A
N/A
N/A

13.i
Information has or will be timely supplied to the appropriate officer of the Trust for inclusion on SEC Form N-SAR and quarterly reports to the Trustees? (Yes or No)
Yes
Yes
Yes

I have submitted these answers and completed this form based on all available information.

Adviser or Sub-Adviser: J.P. Morgan Investment Management Inc.

Date: October 20, 2017

Name  Cynthia Chau